ASSET PUT OPTION AGREEMENT

between

MERRILL LYNCH INTERNATIONAL

and

XL REINSURANCE AMERICA INC.

Dated as of July 11, 2003

Preamble

     This ASSET PUT OPTION AGREEMENT, dated as of July 11, 2003 (this Agreement"), is by and between Merrill Lynch International, an English corporation (the "Counterparty") and XL Reinsurance America Inc. (formerly known as NAC Reinsurance Corporation), a New York property and casualty insurance company (the "Option Holder").

Recitals

     WHEREAS, the Option Holder, as Beneficiary, XL Re Ltd, a Bermuda property and casualty reinsurer (the "Grantor"), as Grantor, and The Bank of New York, a banking association organized under the laws of New York, as Trustee (in such capacity, the "Regulation 114 Trustee") have entered into a Trust Agreement (as amended from time to time, the "Regulation 114 Trust Agreement") establishing a trust (the "Regulation 114 Trust") in compliance with Regulation 114 under the New York Insurance Laws which provides, inter alia, the Option Holder with the right to withdraw assets from the Regulation 114 Trust at any time;

     WHEREAS, the Counterparty and Mangrove Bay Trust, a Delaware statutory trust (the "ABC Trust") have entered into an ISDA Master Agreement dated as of the date hereof (as amended from time to time, together with the Schedule thereto, the "Master Agreement") and a letter agreement in the form set forth as Exhibit A-3 to the Schedule to the Master Agreement (as amended from time to time, the "Standard Terms of Asset Transactions" and, together with the Master Agreement and the related Confirmations, the "Asset Swap Arrangement"), under which the Counterparty is entitled to direct the ABC Trust to enter into swap agreements relating to certain Assets (as defined in the Asset Swap Arrangement), and to acquire, or direct the Regulation 114 Trust to acquire, such Assets; and

     WHEREAS, the Counterparty and the Option Holder desire to enter into a binding agreement pursuant to which the Option Holder will have the right to sell to the Counterparty, and the Counterparty will be obligated to purchase from the Option Holder, any Assets drawn by the Counterparty from the Regulation 114 Trust at the price set forth herein and upon the other terms and conditions agreed upon by the parties.

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions; Interpretation

1.1	The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to "Sections" refer to Sections of this Agreement except as otherwise expressly provided.

1.2    In this Agreement:

     "Assets" has the meaning set forth in Part 2 (General Terms of Each Asset Transaction) of the Standard Terms of Asset Transactions.

     "Asset Put Notice" means a written notice substantially in the form attached hereto as Annex A.

"Asset Swap Arrangement" has the meaning set forth in the Recitals.

     "Asset Transaction" means, with respect to any Asset, the Asset Transaction (as defined in Part 1 (Option of Party A to Enter Into Asset Transactions) of the Standard Terms of Asset Transactions) entered into with respect to such Asset.

     "Asset Transaction Confirmation" means, with respect to any Asset Transaction, the related Asset Transaction Confirmation (as defined in Part 1 (Option of Party A to Enter Into Asset Transactions) of the Standard Terms of Asset Transactions) entered into with respect to such Asset.

     "Business Day" has the meaning set forth in Part 1(f) of the Schedule to the Master Agreement.

     "Cash Settlement Amount" has the meaning set forth in Part 6 (Cash Settlement) of the Standard Terms of Asset Transactions.

     "Ceding Insurer" means XL Reinsurance America Inc., a New York insurance company.

     "Closing Date" means the date on which the Asset-Backed Capital Commitment Securities issued by the ABC Trust are issued.

     "Counterparty" has the meaning set forth in the Preamble.

     "Draw" or "Drawn" means all or a portion of any Asset (to the extent held in the Regulation 114 Trust) is drawn by the Ceding Insurer from the Regulation 114 Trust pursuant to Section 4.l of the Regulation 114 Trust Agreement or any other provision thereof (except to the extent that the Assets so drawn are paid to Party B on or prior to the Business Day following the date of such draw).

     "Final Termination Date" has the meaning set forth in Section 6(e)(i)(B) of the Standard Terms of Asset Transactions.

     "Grantor" has the meaning set forth in the Recitals.

     "Market Value" has the meaning set forth in Part 8 (Valuation) of the Standard Terms of Asset Transactions.

     "Master Agreement" has the meaning set forth in the Recitals.

     "Put Option" has the meaning set forth in Section 2.1.

     "Put Option Exercise Date" has the meaning set forth in Section 3.2(b).

     "Put Option Price" means, with respect to any Asset (or portion thereof) that is Drawn for which the Put Option is exercised pursuant to Section 3.1 and Section 3.2, an amount equal to the Market Value of such Asset (or portion thereof) as of the date on which such Draw occurs (as determined by the Calculation Agent in accordance with the procedures set forth in Part 8 (Valuation) of the Standard Terms of Asset Transactions, excluding, however, any portion of such Market Value that was attributable to accrued interest.

     "Regulation 114 Trust" has the meaning set forth in the Recitals.

     "Regulation 114 Trustee" has the meaning set forth in the Recitals.

     "Regulation 114 Trust Agreement" has the meaning set forth in the Recitals.

     "S&P" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc., or any successor thereto.

     "Standard Terms of Asset Transactions" has the meaning set forth in the Asset Swap Arrangement.

In this Agreement, any reference to a "company" shall be construed so as to include any corporation, trust, partnership, limited liability company or other legal entity, wheresoever incorporated or established.

1.3	In this Agreement, save where the contrary is indicated, any reference to:

	(a)	this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms; and

	(b)	a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.4	In this Agreement, any definition shall be equally applicable to both the singular and plural forms of the defined terms.

1.5	Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in (or incorporated by reference into) the Master Agreement or, if not defined or incorporated by reference therein, as defined in the Standard Terms of
Asset Transactions.

2. Put Option; Term

2.1	In consideration for the parties' entering into the Asset Swap Arrangement and other good and valuable consideration the receipt of which is hereby acknowledged, the Counterparty hereby grants to the Option Holder the right to require the Counterparty to purchase any or all of the Assets Drawn by the Option Holder on the terms set forth in this Agreement.
Such right is referred to herein as the "Put Option."

2.2	This Agreement shall become effective on the Closing Date and shall remain in effect until the later of (i) the Final Termination Date and (ii) the date on which all of the obligations of the parties to the Asset Swap Arrangement have been satisfied.

3. Exercise of Put Option

3.1	The Counterparty agrees that it shall, upon exercise of the Put Option with respect to any
Asset as provided in Section 3.2, purchase such Asset from the Option Holder for a purchase price equal to the Put Option Price.

3.2	(a)	Procedure for Exercise. The Counterparty may, at any time after the date hereof and prior to the termination of this Agreement, exercise the Put Option by providing an Asset Put Notice to the Counterparty.

	(b)	Time for Exercise. As a condition to the exercise of the Put Option with respect to any Asset, the Option Holder shall deliver to the Counterparty an Asset Put
Notice with respect to such exercise, on or prior to the second Business Day following the date that such Asset is Drawn by the Option Holder. The exercise date (the "Put Option Exercise Date") of the Put Option with respect to each
Asset shall be the Business Day following the date on which the Asset Put Notice has been delivered. For purposes of this Section 3.2(b), the date on which an
Asset is "Drawn" shall refer to the date on which the applicable Asset is credited to the account of the Option Holder or otherwise is received by the Option Holder.

	(c)	Notice of Exercise Irrevocable. Any notice of exercise provided pursuant to
Section 3.2(a) shall be irrevocable.

3.3	Put Option Price. If the Put Option is exercised pursuant to Section 3.2(a) with respect to any Asset then, on the Put Option Exercise Date, the Counterparty shall deliver to the
Option Holder cash in immediately available funds in an amount equal to the Put Option
Price with respect to such Asset to the account specified by the Option Holder in the related Asset Put Notice against delivery of the Asset.

3.4	Delivery of Asset in Event of Failure to Purchase. In the event that the Counterparty fails to purchase an Asset in accordance with this Section 3, the Ceding Insurer shall deliver such Asset to the Counterparty or the Guarantor when, as and if required pursuant to Part
7 (Procedures Upon Failure to Purchase Drawn Asset Under Asset Put Option
Agreement) of the Standard Terms of Asset Transactions.

4.	Obligations Absolute

4.1	Each of the Counterparty and the Option Holder acknowledges that, provided the other party has complied with the terms of this Agreement, the obligations of the Counterparty and the Option Holder, as the case may be, undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the Counterparty or the Option Holder, respectively, in equity or at law, including, without limitation, the defense of fraud, any defense based on the failure of the Counterparty or the Option Holder to disclose any matter, whether or not material, to the Counterparty or the Option Holder, respectively, or any other person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of an insurer, surety or guarantor under any and all circumstances. For the avoidance of doubt, the right of the Option Holder to exercise the Put Option shall not be limited by, and shall be without regard to, the compliance or non-compliance of the Option Holder and the Counterparty with the representations and warranties set forth in Section 6, whether on the Closing Date or at any time thereafter. Notwithstanding any other part of this Section 4.1, neither the Option Holder nor the Counterparty shall have any further obligations under this Agreement after the termination of this Agreement. In addition, the breach of any covenant made in this Agreement by the Option Holder shall not terminate this Agreement or limit the rights of the Counterparty hereunder.

4.2	For the avoidance of doubt, no failure or delay by the Counterparty or Option Holder in exercising its rights hereunder shall operate as a waiver of its rights hereunder (except as specifically provided in this Agreement, including, without limitation, in respect of the notice periods and payment dates set forth in Section 3.2) and, subject to the termination of this Agreement not having occurred, the Counterparty and Option Holder may continue to exercise their rights hereunder at any time.

5.	This Agreement to Govern

If there is any inconsistency between any provision of this Agreement and any other agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise.

6.	Representations and Warranties

6.1	The Counterparty hereby repeats, for the benefit of the Option Holder, each of the representations and warranties made pursuant to Section 3 of the Master Agreement (as modified by the Schedule thereto); provided, that each reference to "this Agreement" in such Section 3 shall be deemed to refer also to this Agreement.

7.	Severability

7.1	Any provision of this Agreement which is or becomes illegal, invalid or unenforceable in any jurisdiction may be severed from the other provisions of this Agreement without invalidating the remaining provisions hereof, and any such illegality, invalidity or unenforceability shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

8.	Notices

8.1	Unless otherwise specifically provided herein, every notice required or permitted to be given under this Agreement shall be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media, or (iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and
(b) when addressed as follows:

If to the Counterparty at:

Merrill Lynch International
Telephone: (212) 449-5967
Telecopy: (212) 449-1235
Attention: Marc Zindle, Swaps Group

with copies to:
Alan Levy, Finance Department
Telecopy: (212) 738-1033

GMI Counsel
Merrill Lynch World Headquarters
4 World Financial Center, 12th Floor
New York, NY 10080
Attention: Swaps Legal
Telecopy: 212-449-6993

If to the Option Holder at:

XL REINSURANCE AMERICA INC.
Seaview House
70 Seaview Avenue
Stamford, CT 06902-6040
Attention: General Counsel
Fax: (203) 964-9857

9.	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

10.	Amendment and Assignment

10.1	This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties hereto. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

10.2	Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Agreement by the parties hereto shall bind and inure to the benefit of their respective successors and assigns, whether so expressed. Notwithstanding the foregoing, neither this Agreement nor any interest or obligation hereunder may be assigned by any party hereto, except that the Counterparty may assign its rights and obligations under this Agreement (in whole and not in part) in connection with an assignment of its rights and obligations (in whole and not in part) under the Asset Swap
Arrangement pursuant to and in accordance with Part 5(i) of the Schedule to the Master
Agreement.

11.	Governing Law

11.1	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.	Jurisdiction

12.1	Section 13(b) of the Master Agreement (as modified by Part 4(j) of the Schedule) hereby is incorporated mutatis mutandis into this Agreement.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as a deed on the day and year first above written.

MERRILL LYNCH INTERNATIONAL

By: /s/ Hamish Pritchard
Name: Hamish Pritchard
Title: Authorized Signatory

XL REINSURANCE AMERICA INC.

By: /s/ Martha G. Bannerman
Name: Martha G. Bannerman
Title: General Counsel & Secretary

[Asset Put Option Agreement]